Legg Mason Partners Institutional Trust
Sub-item 77I

WESTERN ASSET INSTITUTIONAL MONEY MARKET FUND
WESTERN ASSET INSTITUTIONAL MUNICIPAL MONEY MARKET
FUND
Efffective September 28, 2009, the name of Class A
Shares changed to Institutional Shares. The fees and expenses associates with these share classes remain unchanged.


WESTERN ASSET INSTITUTIONAL MONEY MARKET FUND
WESTERN ASSET INSTITUTIONAL MUNICIPAL MONEY MARKET
FUND
Effective September 28, 2009, the name of Class B
Shares changed to Premium Shares. The following are the amended fees tables as filed with the SEC on September 25, 2009.

WESTERN ASSET INSTITUTIONAL MONEY MARKET FUND
Fees and expenses of the fund
The table below describes the fees and expenses that you may pay if you buy and hold Premium
Shares of the fund.



SHAREHOLDER FEES (paid directly from your investment)
Maximum sales charge (load) imposed on
purchases (as a % of offering price)



None

Maximum deferred sales charge (load)
(as a % of the lower of net asset
value at purchase or redemption)



None




ANNUAL FUND OPERATING EXPENSES (expenses that you pay each year as a percentage of the value of your investment)
Management fees



0.23
%

Distribution and service (12b-1) fees



0.10
%

Other expenses1



0.02
%

Total annual fund operating expenses



0.35
%

Waiver of fees and/or expense
reimbursement (subject to recapture)



?

Total annual fund operating expenses
after waiver of fees and/or expense
reimbursement (subject to recapture)2



0.35
%


1



Other expenses for Premium Shares have been estimated because no Premium Shares were outstanding during the funds last fiscal year.





















2



The manager has agreed to waive fees and/or reimburse operating expenses (other than interest, brokerage, taxes and extraordinary expenses), subject to recapture as described below. As a result, total annual operating expenses are not expected to exceed 0.45% for Premium shares. This arrangement is expected to continue until September 30, 2010. Prior to that date, this arrangement may be modified or terminated only by an agreement of the manager and the Board of Trustees. The manager is also permitted to recapture amounts waived or reimbursed to the fund during the same fiscal year if the funds total annual operating expenses have fallen to a level below the limit described above. In no case will the manager recapture any amount that would result, on any particular business day of the fund, in the funds total annual operating expenses exceeding this limit.



WESTERN ASSET INSTITUTIONAL MUNICIPAL MONEY MARKET
FUND
Fees and expenses of the fund
The table below describes the fees and expenses that you may pay if you buy and hold Premium
Shares of the fund.



SHAREHOLDER FEES (paid directly from your investment)
Maximum sales charge (load) imposed on
purchases (as a % of offering price)



None

Maximum deferred sales charge (load)
(as a % of the lower of net asset
value at purchase or redemption)



None




ANNUAL FUND OPERATING EXPENSES (expenses that you pay each year as a percentage of the value of your investment)
Management fees



0.23
%

Distribution and service (12b-1) fees



0.10
%

Other expenses1



0.02
%

Total annual fund operating expenses



0.35
%

Waiver of fees and/or expense
reimbursement (subject to recapture)



?

Total annual fund operating expenses
after waiver of fees and/or expense
reimbursement (subject to recapture)2



0.35
%


1



Other expenses for Premium Shares have been estimated because no Premium Shares were outstanding during the funds last fiscal year.





















2



The manager has agreed to waive fees and/or reimburse operating expenses (other than interest, brokerage, taxes and extraordinary expenses), subject to recapture as described below. As a result, total annual operating expenses are not expected to exceed 0.45% for Premium shares. This arrangement is expected to continue until September 30, 2010. Prior to that date, this arrangement may be modified or terminated only by an agreement of the manager and the Board of Trustees. The manager is also permitted to recapture amounts waived or reimbursed to the fund during the same fiscal year if the funds total annual operating expenses have fallen to a level below the limit described above. In no case will the manager recapture any amount that would result, on any particular business day of the fund, in the funds total annual operating expenses exceeding this limit.